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                                                                      Exhibit 32

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Iehab Hawatmeh, Principal Executive Officer, and Principal Financial Officer of CirTran Corporation (the "Company"), certify that:

         1. I have reviewed the quarterly report on Form 10-Q of the Company;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this quarterly report.

Date:  August 19, 2009


/s/ Iehab Hawatmeh
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Iehab Hawatmeh
Principal Executive Officer, Principal Financial Officer





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